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Exhibit 5.2

February 2, 2018

Pyxis Tankers Inc.

59 K. Karamanli Street

Maroussi 15125 Greece

Re:	Registration Statement on Form F-3 Filed by Pyxis Tankers Inc.

Ladies and Gentlemen:

We have acted as counsel for Pyxis Tankers Inc., a company incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with (i) the authorization of the possible issuance and sale from time to time, on a delayed basis, by the Company of up to $100,000,000 aggregate offering price of: (a) common shares, par value $0.001 per share (the “Common Stock”), of the Company; (b) preferred shares, par value $0.001 per share (the “Preferred Stock”), of the Company, in one or more series, certain of which may be convertible into or exchangeable for shares of Common Stock; (c) senior and subordinated debt securities of the Company (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for any of the Company’s Common Stock, Preferred Stock or other series of Debt Securities; (d) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock, or Debt Securities or any combination thereof; (e) purchase contracts (the “Purchase Contracts”) for the purchase or sale of Common Stock, Preferred Stock or Debt Securities; (f) rights (the “Rights”) to purchase Common Stock or Preferred Stock; and (g) units consisting of one or more of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights or any combination of such securities (the “Units”); and (ii) the sale of 5,233,222 shares of the Company’s Common Stock by certain selling stockholders, in each case, as contemplated by the Registration Statement on Form F-3 to which this opinion is filed as an exhibit (the “Registration Statement”). The Debt Securities, Warrants, Purchase Contracts, Rights and Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Pyxis Tankers Inc.

February 2, 2018

1.	The Debt Securities, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Warrants, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

3.	The Purchase Contracts, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

4.	The Rights, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

5.	The Units, upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof), the Company’s Articles of Incorporation and Bylaws, and applicable law; (iv) the Company will issue and deliver the Securities in the manner contemplated by the Registration Statement and any Common Stock, Preferred Stock or Securities issuable upon conversion, exchange or exercise of any Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Common Stock, Preferred Stock or Securities; (v) the resolutions authorizing the Company to issue, offer and sell the Securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by the Company; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Indenture, Warrant Agreement, Purchase Contract Agreement, Rights Agreement or Unit Agreement (each as defined below) and each Unit will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than the Company.

Pyxis Tankers Inc.

February 2, 2018

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) an indenture with respect to such Debt Securities will have been authorized, executed and delivered by the Company and the applicable trustee in a form approved by us (the “Indenture”), and the Indenture will have been qualified under the Trust Indenture Act of 1939, as amended; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of such Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the Indenture.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent and (ii) the Warrants will be authorized, executed and delivered by the Company and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between the Company and an entity selected by the Company to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by the Company and the Purchase Contract Agent and (ii) the Purchase Contracts will be authorized, executed and delivered by the Company and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Rights, we have further assumed that: (i) the rights agreement, approved by us, relating to the Rights (the “Rights Agreement”) to be entered into between the Company and an entity selected by the Company to act as the rights agent (the “Rights Agent”) will have been authorized, executed and delivered by the Company and the Rights Agent and (ii) the Rights will be authorized, executed and delivered by the Company and the Rights Agent in accordance with the provisions of the Rights Agreement.

With respect to any Securities consisting of Units, we have further assumed that each component of such Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of the Company (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement (the “Unit Agreement”), if any.

Pyxis Tankers Inc.

February 2, 2018

We have further assumed that (a) the Company is and will be a corporation existing and in good standing under the laws of the Republic of the Marshall Islands, (b) the Securities have been or will have been (i) authorized by all necessary corporate action on the part of the Company and (ii) executed and delivered by the Company under the laws of the Republic of the Marshall Islands, and (c) the execution, delivery, performance and compliance with the terms and provisions of the Securities by the Company do not and will not violate or conflict with the laws of the Republic of the Marshall Islands or the terms and provisions of the Company’s Articles of Incorporation or Bylaws (including any amendments thereto), or any rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties.

Our opinions set forth above are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally, and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. The opinions expressed herein are limited to the laws of the State of New York, as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day